Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Nos. 333‑268761 and 333‑276301) on Form S‑3 and (No. 333‑161175) on Form S‑8 of Altisource Portfolio Solutions S.A. of our report dated March 7, 2024, relating to the consolidated financial statements of Altisource Portfolio Solutions S.A., appearing in this Annual Report on Form 10‑K of Altisource Portfolio Solutions S.A. for the year ended December 31, 2023.

/s/ RSM US LLP

Jacksonville, Florida
March 7, 2024